UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                     FORM 8-K


                                  CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of
     1934


             Date of Report (Date of earliest reported):  August 30, 2002



                               QUINCY RESOURCES INC.
                  (Exact name of registrant as specified in charter)



       Delaware                      0-26709                98-0218264
(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)              File Number)         Identification No.)



         309 Center Street, Hancock, MI                         49930
     (Address of principal executive offices)                 (Zip Code)



     Registrant's telephone number, including area code  (906) 370-4695

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On August 30, 2002, Adam Smith, the President and Director of the Company, and Gordon Krushnisky, the Secretary, Treasurer and Director of the Company, sold all of the shares registered in their names to Daniel T. Farrell.
Mr. Smith owned 1,000,000 shares of the Company and Mr. Krushnisky owned 3,000,000 shares of the Company. The 4,000,000 shares represent approximately 39.9% of the issued and outstanding shares of the Company. The shares were purchased by Mr. Farrell for $4,000.

On August 19, 2002, the Company filed an information statement pursuant to
Schedule 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder, with the Securities and Exchange Commission disclosing the above proposed transaction that would result in a change of control upon closing of the transaction.

Pursuant to the Share Purchase Agreement, on August 30, 2002, Messrs. Smith and Kurshnisky resigned as Directors of the Company and appointed Mr. Farrell to the Board of Directors. Mr. Farrell intends to continue the Company's business of exploring for mineral properties.

ITEM 5. OTHER EVENTS

Effective August 30, 2002, the Company changed its executive office address to 309 Center Street, Hancock, MI 49930.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

On August 30, 2002, Daniel Farrell was appointed as a member of the Board of Directors and Adam Smith and Gordon Krushnisky resigned as Directors of the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) No financial statements are required to be filed by this item.

(b) Exhibits
10(a) Share Purchase Agreement between Daniel T. Farrell and Adam Smith

10(b) Share Purchase Agreement between Daniel T. Farrell and Gordon
Krushnisky

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Quincy Resources Corp.


Date:  September 3, 2002


/s/ Daniel T. Farrell
Daniel T. Farrell, President